Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Mereo BioPharma Group plc of our report dated March 26, 2025 relating to the financial statements, which appears in Mereo BioPharma Group plc's Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ PricewaterhouseCoopers LLP
Reading, United Kingdom
February 2, 2026